As filed with the Securities and Exchange Commission on June 30, 2009

Registration No. 333-129984

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Service Bancorp, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	04-3430806
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

81 Main Street

Medway, MA 02053

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward A Hjerpe, III

President and Chief Executive Officer

Service Bancorp, Inc.

81 Main Street

Medway, MA 02053

(508) 520-1600

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to: Michael K. Krebs, Esq. Nutter, McClennen & Fish, LLP 155 Seaport Boulevard Boston, MA 02210 (617) 439-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Deregistration of Unsold Securities

Pursuant to Registration Statement on Form S-8 (File No. 333-129984) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2005 by Service Bancorp, Inc. (the “Company”), the Company registered 59,506 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Securities”), issuable pursuant to its Amended and Restated 1999 Stock Option Plan (the “Plan”). The Company has ceased issuing Securities under the Plan.

The Company seeks to deregister the Securities that remain unissued under the Registration Statement as of the date hereof. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the Securities remaining unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medway, Commonwealth of Massachusetts, on the 29th day of June, 2009.

SERVICE BANCORP, INC.

By:	/s/ Edward A. Hjerpe, III
Edward A. Hjerpe, III
Interim President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Edward A. Hjerpe, III Edward A. Hjerpe, III	Interim President and Chief Executive Officer (Principal Executive Officer)	June 29, 2009

/s/ Mark L. Abbate Mark L. Abbate	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2009

Director
John E. Brabazon

Director
John J. Burns

*	Director	June 29, 2009
Richard Giusti

*	Director	June 29, 2009
Kenneth C.A. Isaacs

*	Director	June 29, 2009
Paul V. Kenney

Director
Stephen B. Lincoln

*	Director	June 29, 2009
Eugene R. Liscombe

*	Director	June 29, 2009
Lawrence E. Novick

Director
David L. Porter

*	Director	June 29, 2009
Kelly A. Verdolino

*	Signed pursuant to the Power of Attorney included in the signature page of the Registration Statement on Form S-8 for Service Bancorp, Inc., filed November 29, 2005.

/s/ Michael K. Krebs	June 29, 2009
Michael K. Krebs, as attorney-in-fact